Exhibit 99

CONTACT:

Kiley F. Rawlins, CFA

Divisional Vice President

(704) 849-7496

http://www.familydollar.com

For Immediate Release

FAMILY DOLLAR REPORTS NOVEMBER SALES

MATTHEWS, NC, December 1, 2005 - Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended November 26, 2005, increased 9.7% to approximately $502.1 million from $457.9 million for the four weeks ended November 27, 2004.  Comparable store sales for the four-week period increased approximately 3.4%.  The Company had 5,952 stores as of November 26, 2005, including 37 new stores opened in the fiscal November period and the stores that are currently closed because of the impact of recent hurricanes.

			Comparable	Comparable Stores
	Sales	Total Sales	Store Sales	Hardline Sales	Softline Sales
	(millions)	Change	Change	% Change	% Change
November	$502.1	9.7%	3.4%	5.0%	-2.3
First Quarter	$1,511.5	9.5%	3.0%	4.2%	-1.6%

The Company expects that comparable store sales in the five-week period ending December 31, 2005, will increase 2% to 4% from the similar period in the prior fiscal year.

First Quarter Earnings Conference Call Information

Family Dollar will announce financial results for the first quarter ended November 26, 2005, on Wednesday, December 21, 2005.  The Company will host a conference call on December 21, 2005, at 10:00 A.M. ET to discuss the results.  If you wish to participate, please call 1-888-935-0258 for domestic USA calls and 773-756-0828 for international calls at least 10 minutes before the call is scheduled to begin.  The passcode for the conference call is “FAMILY DOLLAR.”  A replay of the call will be available from 12:00 Noon ET, December 21, 2005, through December 27, 2005, by calling 1-866-502-6119 for domestic USA calls and 203-369-1860 for international calls.

There also will be a live webcast of the conference call that can be accessed at http://www.familydollar.com/investors.aspx?p=irhome.  A replay of the webcast will be available at the same address after 2:00 P.M. ET, December 21, 2005.

Cautionary Statements

Certain statements contained in this press release, including statements regarding anticipated comparable store sales in future periods, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future.  Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to:

•                  competitive factors and pricing pressures, including energy prices,

•                  changes in economic conditions,

•                  the impact of acts of war or terrorism,

•                  changes in consumer demand and product mix,

•                  unusual weather or natural disasters that may impact sales and/or operations,

•                  the impact of inflation,

•                  merchandise supply and pricing constraints,

•                  success of merchandising and marketing programs,

•                  general transportation or distribution delays,

•                  interruptions of and dependence on imports,

•                  changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

•                  delays associated with building, opening and operating new distribution facilities,

•                  costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and Urban Initiative programs,

•                  other operational difficulties,

•                  changes in food and energy prices and their impact on consumer spending and the Company’s costs,

•                  changes in the Company’s ability to attract and retain employees.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” in “Management’s Discussion and Analysis of Financial Condition” in the Company’s Annual Report on Form 10-K.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

About Family Dollar Stores, Inc.

With more than 5,900 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

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